UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2005

Enpath Medical, Inc.

(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-19467	41-1533300
(Commission File Number)	(IRS Employer Identification No.)

15301 Highway 55 West
Plymouth, Minnesota	55447
(Address of Principal Executive Offices)	(Zip Code)

(763) 559-2613
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 5, 2005, Enpath Medical Inc. announced that James D. Hartman will retire as Chief Executive Officer effective January 16, 2006 and that John C. Hertig has been appointed by the Enpath Medical Board, as the Company’s new Chief Executive Officer to be effective on that date. Mr. Hertig will also join the Board of Directors of Enpath Medical in Feburary 2006.

Mr. Hartman will remain involved with the Company in the role of Chairman of the Board and Chief Financial Officer through the Annual Meeting of Shareholders on April 27, 2006.  The Company anticipates that Mr. Hartman will continue to participate as a member of the Board of Directors following his departure from the management team in April 2006.  Mr. Hartman has served as the Company’s Chief Executive Officer since 1996.

Under the terms of an employment arrangement, Mr. Hertig will be paid an annual salary of $250,000, receive a one time signing bonus of $25,000 and will have the the ability to earn a bonus of up to 30% of annual compensation based upon achievement of goals and objectives set by the Board of Directors.  In addition, Mr. Hertig will be granted an option to purchase 100,000 shares of Enpath Medical common stock.

Section 9. - Financial Statements and Exhibits.

Item 9.01   Financial Statements and Exhibits

(c)                                  Exhibits

The following are filed or furnished as Exhibits to this Report:

Exhibit No.	Description of Exhibit

99.1	Press Release dated December 5, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENPATH MEDICAL, INC.

Dated: December 5, 2005	By:	/s/ James D. Hartman
James D. Hartman
Chief Executive Officer